UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 15, 2015

GTT Communications, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-35965	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7900 Tysons One Place

Suite 1450

McLean, VA 22102

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 442-5500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On September 15, 2015, GTT Communications, Inc., a Delaware corporation  (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Global Telecom & Technology Americas, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Purchaser”), Duo Merger Sub, Inc., a Delaware corporation newly formed by Purchaser (“Merger Sub”), One Source Networks Inc., a Texas corporation (“One Source”), Ernest Cunningham, as representative of the equityholders in One Source (the “Shareholder Representative”) and, for limited portions of the Merger Agreement, certain key employees of One Source named in the Merger Agreement.  Pursuant to the Merger Agreement, One Source will be merged with and into Merger Sub, with One Source being the surviving entity.

As a result of the merger, One Source will become a wholly-owned subsidiary of Purchaser, and Purchaser will pay an aggregate of $175 million to acquire One Source, subject to adjustment (the “Merger Consideration”).  The Merger Agreement has been approved by the Board of Directors and shareholders of both One Source and Merger Sub.

At the closing of the transaction, GTT will deposit $9.0 million of the Merger Consideration into an escrow account, to be held for a period of one year to serve as a source of recovery for (1) indemnification payments to which the Company and Purchaser may become entitled and (2) any payment to Purchaser of post-closing purchase price adjustments.  The balance of the Merger Consideration will be applied to pay-off the outstanding funded debt of One Source at the closing and any transaction expenses of One Source remaining unpaid as of the closing, and the remainder will be paid to the equityholders of One Source in accordance with the letter of transmittal and other payment terms provided in the Merger Agreement.  The Merger Consideration is subject to an estimated adjustment at the closing and a final adjustment after the closing, in each case for cash, working capital, transaction expenses, indebtedness and certain tax payments.

In connection with the Merger Agreement, certain equityholders of One Source have subscribed to reinvest $11,249,000 of their proceeds in the transaction in Company common stock.  The Company common stock will be newly issued by the Company, and will be sold at a price of $22.52 per share.

Pursuant to the Merger Agreement, the parties have made certain customary representations and warranties, and have agreed to certain covenants, agreements and indemnification provisions.  Among the covenants and agreements is a commitment to use commercially reasonable efforts to take, or cause to be taken, all actions and do all things necessary, proper or advisable to consummate and make effective the Merger, including the satisfaction of each of the parties’ respective closing conditions set forth in the Merger Agreement.  One Source has also agreed to various covenants, including, among other things and subject to certain exceptions,

•                  to conduct its business in the ordinary course of business consistent with past practices during the period between the execution of the Merger Agreement and the closing and not to engage in certain transactions during such period,

•                  not to enter into discussions or negotiations concerning any alternative acquisition proposal, and

•                  to provide Purchaser reasonable access during normal business hours to the facilities, assets, books and records, employees, officers, agents and representatives of One Source.

The completion of the Acquisition is subject to certain conditions, including, among others,

•                  the expiration or termination of the applicable waiting periods (including any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), as amended,

•                  subject to certain materiality exceptions, the accuracy of the representations and warranties made by the Company, Purchaser and Merger Sub, on the one hand, and One Source, on the other hand,

•                  subject to certain exceptions and qualifications, compliance in all respects by the Company, Purchaser and Merger Sub, on the one hand, and One Source, on the other hand, with their respective obligations under the Merger Agreement, and

•                  the absence of any pending litigation by any governmental authority that seeks to enjoin, restrain, prohibit or impair the consummation of the Merger or any order, injunction, ruling, judgment or decree of any court of competent restriction the restrains or prohibits the consummation of the Merger.

The Merger Agreement provides for limited termination rights, including, but not limited to, by the mutual consent of Purchaser and One Source; upon certain breaches of representations, warranties, covenants or agreements; upon certain governmental orders or actions enjoining or prohibiting the Closing; and in the event the Acquisition has not been consummated on or before January 13, 2016.

The Merger is expected to close in late October of 2015.

Company Financing

Under the terms of the Merger Agreement, the parties have agreed to use their commercially reasonable efforts to take, or cause to be taken, all actions necessary to obtain debt financing to provide funding for the Acquisition; however, obtaining such financing is not a condition to the Closing.  The Company has engaged KeyBank National Association and SunTrust Robinson Humphrey to provide committed financing for the transaction.  This financing is expected to consist of a new $400 million Term Loan B and $50 million revolving credit facility, which will replace the Company’s current credit facility.  The commitment of KeyBank and SunTrust to provide the financing is subject to a number of conditions, including, without limitation, mutual acceptance of final loan documentation.

Cautionary Statement

The foregoing description of the Merger Agreement and related documents does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms.  It is not intended to provide any other factual information about the Company, Purchaser, Merger Sub, One Source or the other parties to the Merger Agreement.  The representations, warranties and covenants contained in the Merger Agreement (1) were made by the parties only for purposes of that agreement, (2) were made solely for the benefit of the parties to the Merger Agreement, (3) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement (such disclosures include information that has been included in public disclosures, as well as additional non-public information), (4) may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts and (5) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company, Purchaser, Merger Sub, One Source or the other parties to the Merger Agreement or their respective businesses.  Investors should not rely on the representations, warranties, covenants or agreements in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Purchaser, Merger Sub, One Source, the other parties to the Merger Agreement or any of their respective subsidiaries or affiliates.  Additionally, the representations, warranties, covenants, agreements, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification.  Moreover, information concerning the subject matter of the representations, warranties, covenants and agreements in the Merger Agreement may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.02                                           Unregistered Sale of Equity Securities

As described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated herein by reference, certain employees of One Source have subscribed to purchase 499,513 shares of Company common stock.  Acceptance of these subscriptions by the Company is subject to the consummation of the Merger and certain other conditions.  The Company common stock has been valued at $22.52 per share for this purpose, which is the unweighted average of the daily volume weighted average price for share of Company common stock on the New York Stock Exchange for the period of twenty days preceding the date of the Merger Agreement.  These Company shares will be restricted securities under the Securities Act of 1933, as amended, and will be issued in reliance on the exemption from registration under the Securities Act provided by Section 4(2) of the Securities Act.  In addition, the Company shares will be subject to contractual restrictions on transfer and potential forfeiture for the period of 18 months after issuance, in each case subject to certain exceptions.

Item 8.01                                           Other Events

On September 15, 2015, the Company issued a press release announcing the signing of the Merger Agreement.  A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

2.1                               Agreement and Plan of Merger, dated as of September 15, 2015, by and among GTT Communications, Inc., a Delaware corporation, Global Telecom & Technology Americas, Inc., a Delaware corporation, Duo Merger Sub, Inc., a Delaware corporation, One Source Networks Inc., a Texas corporation, Ernest Cunningham, as representative of the equityholders in One Source Networks Inc. and, for limited portions of the Agreement and Plan of Merger, certain key employees of One Source named therein.

99.1                        Press Release dated September 15, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2015	GTT COMMUNICATIONS, INC.

/s/ Chris McKee
Chris McKee
Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of September 15, 2015, by and among GTT Communications, Inc., a Delaware corporation, Global Telecom & Technology Americas, Inc., a Delaware corporation, Duo Merger Sub, Inc., a Delaware corporation, One Source Networks Inc., a Texas corporation, Ernest Cunningham, as representative of the equityholders in One Source Networks Inc. and, for limited portions of the Agreement and Plan of Merger, certain key employees of One Source named therein.

99.1	Press Release dated September 15, 2015